EXHIBIT 99.1

IRVING AZOFF RESIGNS AS LIVE NATION ENTERTAINMENT CHAIRMAN AND FRONT LINE CEO

Liberty Media Increases Investment in Live Nation Entertainment

LOS ANGELES (December 31, 2012)— Live Nation Entertainment (NYSE: LYV) announced today that Irving Azoff, Chairman of Live Nation Entertainment and CEO of its Front Line Management Group, resigned from the Board of Directors and as an employee of the company, effective immediately. In conjunction with this change, Liberty Media Corporation has purchased 1.7 million shares of Live Nation stock from Azoff, increasing its stake to 26.4%.

“After successfully overseeing the integration of Live Nation and Ticketmaster over the past two years, my job here is done. We put together the leading company across concert promotion, ticketing, sponsorship and artist management and delivered the great results promised by the merger,” said Mr. Azoff. “I especially enjoyed my time with my partner Michael Rapino, and he has demonstrated the ability to lead this company from now on. I’m looking forward to returning to the entrepreneurial world and continuing to work with all my friends and colleagues at Live Nation.”

“Irving has been a valuable partner and friend for the past few years,” said Mr. Rapino, President and CEO of Live Nation Entertainment. “We will certainly miss him and we thank him for his many contributions in building Live Nation to the global company it is today, entertaining 50 million fans and selling 200 million tickets in more than 40 countries around the world. I look forward to continuing to work with Irving on his artists’ tours for years to come.”

“I want to thank Irving for his leadership since the merger. While he has played a key role in setting Live Nation on a path for success, we understand his entrepreneurial desires,” said Greg Maffei, lead external director for Live Nation Entertainment’s Board of Directors, and President and CEO of Liberty Media. “Live Nation is now well positioned and we have tremendous confidence in Michael Rapino and his leadership team. ”

The company does not expect the departure of Mr. Azoff and associated restructurings to have any material impact on its ongoing operating results.

About Live Nation Entertainment:

Live Nation Entertainment is the world’s leading live entertainment and ecommerce company, comprised of four market leaders: Ticketmaster.com, Live Nation Concerts, Front Line Management Group and Live Nation Network. Ticketmaster.com is the global event ticketing leader and one of the world’s top five ecommerce sites, with almost 27 million monthly unique visitors. Live Nation Concerts produces over 22,000 shows annually for more than 2,300 artists globally. Front Line is the world’s top artist management company, representing over 250 artists. These businesses power Live Nation Network, the leading provider of entertainment marketing solutions, enabling nearly 800 advertisers to tap into the 200 million consumers Live Nation delivers annually through its live event and digital platforms. For additional information, visit www.livenation.com/investors.

Forward-Looking Statements:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the company’s future operating results. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future performance expressed or implied by such forward-looking statements, and you should refer to the documents the company files from time to time with the SEC which identify those factors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made, and Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

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Media Contact	Investor Contact:
Jacqueline Peterson +1.323.217.3994 jacquelinepeterson@livenation.com	Maili Bergman +1.310.867.7000 IR@livenation.com